Exhibit 10.18

AMENDED AND RESTATED SECURITY AGREEMENT

This Amended and Restated Security Agreement (the “Security Agreement”) is dated as of September 9, 2010, by and among Advanced Life Sciences Holdings, Inc. (the “Guarantor”), with its mailing address as set forth in Section 13(b) below, and The Leaders Bank (the “Lender”), with its mailing address as set forth in Section 13(b) below.

P R E L I M I N A R Y   S T A T E M E N T S

A.                                    Advanced Life Sciences, Inc. (the “Borrower”), Guarantor, Michael Flavin and Lender have entered into  that certain Second Amended and Restated Credit Agreement dated as of even date herewith (such Credit Agreement, as the same may be amended or modified from time to time, including amendments and restatements thereof in its entirety, being hereinafter referred to as the “Credit Agreement”), which amends and restates that certain Amended and Restated Business Loan Agreement by and between the Borrower and Lender dated as of October 23, 2008 (the “Original Credit Agreement”), pursuant to which the Lender has agreed, subject to certain terms and conditions, to extend credit and make certain other financial accommodations available to the Borrower.

B.                                    In connection with the Original Credit Agreement, Guarantor executed that certain security agreement in favor of Lender (the “Original Security Agreement”) in support of its obligations under that certain Commercial Guaranty (the “Original Guaranty”) each dated as of October 23, 2008.

C.                                    As a condition to continuing to extend credit or otherwise making financial accommodations available to or for the account of the Borrower under the Credit Agreement, the Lender requires, among other things, that Guarantor execute an amended and restated guaranty evidencing the Guarantor’s obligation to guaranty the obligations of the Borrower under the Credit Agreement (the “Guaranty”) and that Guarantor execute this Security Agreement, which amends and restates the Original Security Agreement, pursuant to which the Guarantor grants to the Lender a lien on and security interest in the personal property and fixtures of Guarantor described herein subject to the terms and conditions hereof.

D.                                    Borrower owns all of the equity interests in Guarantor, and provides Guarantor with financial, management, administrative, and technical support which enables Guarantor to conduct its business in an orderly and efficient manner in the ordinary course.

E.                                     Guarantor will benefit, directly or indirectly, from the credit and other financial accommodations extended by the Lender to the Borrower.

NOW, THEREFORE, for good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto agree as follows:

Section 1.                  Terms defined in Credit Agreement.  Except as otherwise provided in Section 2 below, all capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

Section 2.                  Grant of Security Interest in the Collateral.  As collateral security for the Secured Obligations defined below, Guarantor hereby grants to the Lender a lien on and security interest in, and right of set-off against, and acknowledges and agrees that the Lender has and shall continue to have a continuing lien on and security interest in, and right of set-off against, all right, title, and interest of Guarantor, whether now owned or existing or hereafter created, acquired or arising, in and to all of the following:

(a)                                 Accounts;

(b)                                 Chattel Paper;

(c)                                  Instruments (including the Revolving Note);

(d)                                 Documents;

(e)                                  General Intangibles (including Payment Intangibles and Software, patents, trademarks, tradestyles, copyrights, and all other intellectual property rights, including all applications, registration, and licenses therefor, and all goodwill of the business connected therewith or represented thereby);

(f)                                   Letter-of-Credit Rights;

(g)                                  Supporting Obligations;

(h)                                 Deposit Accounts;

(i)                                     Investment Property (including certificated and uncertificated Securities, Securities Accounts, Security Entitlements, Commodity Accounts, and Commodity Contracts);

(j)                                    Inventory;

(k)                                 Equipment (including all software, whether or not the same constitutes embedded software, used in the operation thereof);

(l)                                     Fixtures;

(m)                             Commercial Tort Claims (as described on Schedule E hereto or on one or more supplements to this Agreement);

(n)                                 Rights to merchandise and other Goods (including rights to returned or repossessed Goods and rights of stoppage in transit) which is represented by, arises from, or relates to any of the foregoing;

(o)                                 Monies, personal property, and interests in personal property of Guarantor of any kind or description now held by Lender or at any time hereafter transferred or delivered to, or coming into the possession, custody or control of Lender, or Lender or affiliate of Lender, whether expressly as collateral security or for any other purpose (whether for safekeeping, custody, collection or otherwise), and all dividends and distributions on or other rights in connection with any such property;

(p)                                 Supporting evidence and documents relating to any of the above-described property, including, without limitation, computer programs, disks, tapes and related electronic data processing media, and all rights of Guarantor to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes and other evidences of indebtedness, insurance certificates and the like, together with all books of account, ledgers, and cabinets in which the same are reflected or maintained;

(q)                                 Accessions and additions to, and substitutions and replacements of, any and all of the foregoing; and

(r)                                    Proceeds and products of the foregoing, and all insurance of the foregoing and proceeds thereof;

all of the foregoing being herein sometimes referred to as the “Collateral”.  Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted hereunder attach to (a) any lease, license, contract, property rights or agreement to which Guarantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of Guarantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, however, (x) that the Collateral shall include, and such security interest shall attach, immediately and automatically at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above and (y) upon request of the Lender, Guarantor will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of the Lender (and to Lender’s enforcement of such security interest) such lease, license, contract, property rights or agreement.  All terms which are used in this Agreement which are defined in the Uniform Commercial Code of the State of Delaware as in effect from time to time (“UCC”) shall have the same meanings herein as such terms are defined in the UCC, unless this Agreement shall otherwise specifically provide.  For purposes of this Agreement, the term “Accounts” means all rights to the payment of a monetary obligation, whether or not earned by performance, and whether evidenced by an Account, Chattel Paper, Instrument, General Intangible, or otherwise.

Section 3.                  Secured Obligations.  This Agreement is made and given to secure, and shall secure, the prompt payment and performance of (a) any and all indebtedness, obligations, and liabilities of Guarantor to the Lender under or in connection with or evidenced by the Guaranty or any other Loan Documents, including, without limitation, all obligations evidenced by Revolving Note of the Borrower heretofore or hereafter issued under the Credit Agreement, and all obligations of Guarantor arising under any guaranty issued by it relating to the foregoing or any part thereof, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy and including all interest accrued after the petition date), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired and (b) any and all reasonable expenses and charges, legal or otherwise, suffered or incurred by the Lender in collecting or enforcing any of such indebtedness, obligations, and liabilities or in realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interest granted hereby (all of the indebtedness, obligations, liabilities, expenses, and charges described above being hereinafter referred to as the “Secured Obligations”).  Notwithstanding anything in this Agreement to the contrary, the right of recovery against Guarantor under this Agreement shall not exceed $1.00 less than the lowest amount that would render Guarantor’s obligations under this Agreement void or voidable under applicable law, including fraudulent conveyance law.

Section 4.                  Covenants, Agreements, Representations and Warranties.  Guarantor hereby covenants and agrees with, and represents and warrants to, the Lender that:

(a)                            Guarantor is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization.  Guarantor is the sole and lawful owner of its Collateral, and has full right, power, and authority to enter into this Agreement and to perform each and all of the matters and things herein provided for.  The execution and delivery of this Agreement, and the observance and performance of each of the matters and things herein set forth, will not (i) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon Guarantor or any provision of Guarantor’s organizational documents (e.g., charter, articles or certificate of incorporation and bylaws or similar organizational documents) or any covenant, indenture or agreement of or affecting Guarantor or any of its property or (ii) result in the creation or imposition of any lien or encumbrance on any property of Guarantor except for the lien and security interest granted to the Lender hereunder.

(b)                            Guarantor’s chief executive office is located at 1440 Davey Drive, Woodridge, Illinois 60517, and Guarantor has no other executive offices or places of business other than those listed under on Schedule A attached hereto.  The Collateral is and shall remain in Guarantor’s possession or control at the locations listed on Schedule A attached hereto (the “Permitted Collateral Locations”).  If for any reason any Collateral is at any time kept or located at a location other than a Permitted Collateral

Location, the Lender shall nevertheless have and retain a lien on and security interest therein.  Guarantor shall not move its chief executive office or maintain a place of business at a location other than those specified on Schedule A or permit any Collateral to be located at a location other than a Permitted Collateral Location, in each case without first providing the Lender at least 30 days prior written notice of Guarantor’s intent to do so; provided that Guarantor shall at all times maintain its chief executive office, places of business, and Permitted Collateral Locations in the United States of America unless specifically agreed to in writing by the Lender and Guarantor shall have taken all action reasonably requested by the Lender to maintain the lien and security interest of the Lender in the Collateral at all times fully perfected and in full force and effect.

(c)                             Guarantor’s legal name, jurisdiction of organization and organizational number are correctly set forth on Schedule A of this Agreement.  Guarantor has not transacted business at any time during the immediately preceding five-year period, and does not currently transact business, under any other legal names or trade names other than the prior legal names and trade names set forth on Schedule B attached hereto.  Guarantor shall not change its jurisdiction of organization without the Lender’s prior written consent.  Guarantor shall not change its legal name or transact business under any other trade name without first giving 30 days’ prior written notice of its intent to do so to the Lender.

(d)                            The Collateral and every part thereof is and shall be free and clear of all security interests, liens (including, without limitation, mechanics’, laborers’ and statutory liens), attachments, levies, and encumbrances of every kind, nature, and description and whether voluntary or involuntary, except for the lien and security interest of the Lender therein and other Permitted Liens.  To the extent it is commercially reasonable, Guarantor shall warrant and defend the Collateral against any claims and demands of all persons at any time claiming the same or any interest in the Collateral adverse to the Lender.

(e)                             Guarantor will promptly pay when due all taxes, assessments, and governmental charges and levies upon or against it or its Collateral, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings which prevent attachment of any lien resulting therefrom to, foreclosure on or other realization upon any Collateral and preclude interference with the operation of its business in the ordinary course and Guarantor shall have established adequate reserves therefor.

(f)                              Guarantor agrees it will not waste or destroy the Collateral or any part thereof and will not be negligent in the care or use of any Collateral.  Guarantor agrees it will not use, manufacture, sell or distribute any Collateral in violation of any statute, ordinance or other governmental requirement.  To the extent it is commercially reasonable, Guarantor will perform in all material respects its obligations under any contract or other agreement constituting part of the Collateral, it being understood and agreed that the Lender has no responsibility to perform such obligations.

(g)                             Guarantor agrees it will not, without the Lender’s prior written consent, sell, assign, mortgage, lease, or otherwise dispose of the Collateral or any interest therein except for (i) transactions in the ordinary course of business and (ii) transaction in an aggregate amount not to exceed $100,000 in any given calendar year.

(h)                            Guarantor will insure its Collateral consisting of tangible personal property against such risks and hazards as other companies similarly situated insure against, and including in any event loss or damage by fire, theft, burglary, pilferage, and loss in transit, in amounts and under policies containing loss payable clauses to the Lender as its interest may appear (and, if the Lender requests, naming the Lender as additional insureds therein) by insurers reasonably acceptable to the Lender.  All premiums on such insurance shall be paid by Guarantor and the policies of such insurance (or certificates therefor) delivered to the Lender.  All insurance required hereby shall provide that any loss shall be payable notwithstanding any act or negligence of Guarantor, shall provide that no cancellation thereof shall be effective until at least 30 days after receipt by Guarantor and the Lender of written notice thereof, and shall be reasonably satisfactory to the Lender in all other respects.  In case of any material loss, damage to or destruction of the Collateral or any part thereof, Guarantor shall promptly give written notice thereof to the Lender generally describing the nature and extent of such damage or destruction.  In case of any loss, damage to or destruction of the Collateral or any part thereof, the relevant Guarantor, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at Guarantor’s cost and expense, will promptly repair or replace the Collateral so lost, damaged or destroyed, except to the extent such Collateral is not necessary to the conduct of Guarantor’s business in the ordinary course. In the event Guarantor shall receive any proceeds of such insurance, Guarantor shall immediately pay over such proceeds of insurance to Lender which will thereafter be applied to the reduction of the Secured Obligations (whether or not then due) or held as collateral security therefor, as the Lender may then determine or as otherwise provided for in the Credit Agreement; provided, however, that the Lender agrees to release such insurance proceeds to Guarantor for replacement or restoration of the portion of the Collateral lost, damaged or destroyed if, but only if, (i) at the time of release no Default or Event of Default exists, (ii) written application for such release is received by the Lender from Guarantor within 30 days of the receipt of such proceeds, and (iii) the Lender has received evidence reasonably satisfactory to it that the collateral lost, damaged or destroyed has been or will be replaced or restored to its condition immediately prior to the loss, destruction or other event giving rise to the payment of such insurance proceeds.  Guarantor hereby authorizes the Lender, at the Lender’s option, to adjust, compromise, and settle any losses under any insurance afforded at any time after the occurrence and during the continuation of any Default or Event of Default, and Guarantor irrevocably designates the Lender, its officers, Lenders, and attorneys, as Guarantor’s attorneys-in-fact, with full power and authority after the occurrence and during the continuation of any Default or Event of Default to effect such adjustment, compromise, and/or settlement and to endorse any drafts drawn by an insurer of the Collateral or any part thereof and to do everything necessary to carry out such purposes and to receive and receipt for any unearned premiums due under policies of such insurance.  Unless the

Lender elects to adjust, compromise or settle losses as aforesaid, any adjustment, compromise, and/or settlement of any losses under any insurance shall be made by Guarantor subject to final approval of the Lender (regardless of whether or not an Event of Default shall have occurred) in the case of losses exceeding $[50,000].  All insurance proceeds shall be subject to the lien and security interest of the Lender hereunder.

UNLESS GUARANTOR PROVIDES THE LENDER WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, THE LENDER MAY PURCHASE INSURANCE AT GUARANTOR’S EXPENSE TO PROTECT THE LENDER’S INTERESTS IN THE COLLATERAL.  THIS INSURANCE MAY, BUT NEED NOT, PROTECT GUARANTOR’S INTERESTS IN THE COLLATERAL.  THE COVERAGE PURCHASED BY THE LENDER MAY NOT PAY ANY CLAIMS THAT GUARANTOR MAKES OR ANY CLAIM THAT IS MADE AGAINST GUARANTOR IN CONNECTION WITH THE COLLATERAL.  GUARANTOR MAY LATER CANCEL ANY SUCH INSURANCE PURCHASED BY THE LENDER, BUT ONLY AFTER PROVIDING THE LENDER WITH EVIDENCE THAT GUARANTOR HAS OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT.  IF THE LENDER PURCHASES INSURANCE FOR THE COLLATERAL, GUARANTOR WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT THE LENDER MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE.  THE COSTS OF THE INSURANCE MAY BE ADDED TO THE SECURED OBLIGATIONS SECURED HEREBY.  THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE GUARANTOR MAY BE ABLE TO OBTAIN ON ITS OWN.

(i)                                Guarantor will at all times allow the Lender and their respective representatives free access to and right of inspection of the Collateral at such reasonable times and intervals as the Lender or any other Lender may designate and, in the absence of any existing Default or Event of Default, with reasonable prior written notice to Guarantor.

(j)                               If any Collateral is in the possession or control of Guarantor or processors of Guarantor and the Lender so requests, Guarantor agrees to notify such processors in writing of the Lender’s lien and security interest therein and instruct them to hold all such Collateral for the Lender’s account and subject to the Lender’s instructions.  Guarantor will, upon the request of the Lender, authorize and instruct all bailees and any other parties, if any, at any time processing, labeling, packaging, holding, storing, shipping or transferring all or any part of the Collateral to permit the Lender and their respective representatives to examine and inspect any of the Collateral then in such party’s possession and to verify from such party’s own books and records any information concerning the Collateral or any part thereof which the Lender or their respective representatives may seek to verify.  As to any premises not owned by Guarantor wherein any of the Collateral is located, if any, Guarantor shall, upon the Lender’s request, cause each party having any right, title or interest in, or lien on, any of such premises to enter into an agreement (any such agreement to contain a legal description of such premises) whereby such party disclaims any right, title, and interest in and lien on the Collateral, allows the removal of such Collateral by the Lender or representatives, and otherwise is in form and substance reasonably acceptable to the Lender.

(k)                            Guarantor agrees from time to time to deliver to the Lender such evidence of the existence, identity, and location of its Collateral and of its availability as collateral security pursuant hereto (including, without limitation, schedules describing all Accounts created or acquired by Guarantor, copies of customer invoices or the equivalent and original shipping or delivery receipts for all merchandise and other goods sold or leased or services rendered by it, together with Guarantor’s warranty of the genuineness thereof, and reports stating the book value of its Inventory and Equipment by major category and location), in each case as the Lender may reasonably request.  The Lender shall have the right to verify all or any part of the Collateral in any manner, and through any medium, which the Lender considers appropriate and reasonable, and Guarantor agrees to furnish all assistance and information, and perform any acts, which the Lender may require in connection therewith.

(l)                                Guarantor will comply in all material respects with the terms and conditions of any and all leases, easements, right-of-way agreements, and other agreements binding upon Guarantor or affecting the Collateral, in each case which cover the premises wherein the Collateral is located, and any orders, ordinances, laws or statutes of any city, state or other governmental entity, department or agency having jurisdiction with respect to such premises or the conduct of business thereon.

(m)                        Schedule C attached hereto contains a true, complete, and current listing of all patents, trademarks, tradestyles, copyrights, and other intellectual property rights (including all registrations and applications therefor) owned by Guarantor as of the date hereof that are registered with any governmental authority.  Guarantor shall promptly notify the Lender in writing of any additional intellectual property rights acquired or arising after the date hereof, and shall submit to the Lender a supplement to Schedule C to reflect such additional rights (provided Guarantor’s failure to do so shall not impair the Lender’s security interest therein).  Guarantor owns or possesses rights to use all franchises, licenses, patents, trademarks, trade names, tradestyles, copyrights, and rights with respect to the foregoing which are required to conduct its business and which do not infringe on the rights of any third party.  No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and Guarantor is not liable to any person for infringement under applicable law with respect to any such rights as a result of its business operations.

(n)                            Schedule E attached hereto contains a true, complete and current listing of all Commercial Tort Claims held by Guarantor as of the date hereof, each described by referring to a specific incident giving rise to the claim.

(o)                            Guarantor agrees to execute and deliver to the Lender such further agreements, assignments, instruments, and documents, and to do all such other things, as the Lender may reasonably deem necessary or appropriate to assure the Lender its lien and security interest hereunder, including, without limitation, (i) such financing statements or other instruments and documents as the Lender may from time to time reasonably require to comply with the UCC and any other applicable law, (ii) such agreements with respect to patents, trademarks, copyrights, and similar intellectual property rights as the Lender may from time to time reasonably require to comply with the filing requirements of the United States Patent and Trademark Office and the United States Copyright Office, and (iii) such control agreements with respect to Deposit Accounts, Investment Property, Letter-of-Credit Rights, and electronic Chattel Paper, and to cause the relevant depository institutions, financial intermediaries, and issuers to execute and deliver such control agreements, as the Lender may from time to time reasonably require.  Guarantor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Lender without notice thereof to Guarantor wherever the Lender in its sole discretion desires to file the same.  Guarantor hereby authorizes the Lender to file any and all financing statements covering the Collateral or any part thereof as the Lender may require, including financing statements describing the Collateral as “all assets” or “all personal property” or words of like meaning.  The Lender may order lien searches from time to time against Guarantor and the Collateral, and Guarantor shall promptly reimburse the Lender for all reasonable costs and expenses incurred in connection with such lien searches.  In the event for any reason the law of any jurisdiction other than Delaware becomes or is applicable to the Collateral or any part thereof, or to any of the Secured Obligations, Guarantor agrees to execute and deliver all such agreements, assignments, instruments, and documents and to do all such other things as the Lender deems necessary or appropriate to preserve, protect, and enforce the security interest of the Lender under the law of such other jurisdiction.  Guarantor agrees to mark its books and records to reflect the lien and security interest of the Lender in the Collateral.

(p)                            On failure of Guarantor to perform any of the covenants and agreements herein contained, the Lender may, at its option, perform the same and in so doing may expend such sums as the Lender deems reasonably advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, liens, and encumbrances, expenditures made in defending against any adverse claims to the extent commercially reasonable, and all other reasonable expenditures which the Lender may be compelled to make by operation of law or which the Lender may make by agreement or otherwise for the protection of the security hereof.  All such sums and amounts so expended shall be repayable by Guarantor upon demand, shall constitute additional Secured Obligations secured hereunder, and shall bear interest at the Default Rate.  No such performance of any covenant or agreement by the Lender on behalf of Guarantor, and no such advancement or expenditure therefor, shall relieve Guarantor of any default under the terms of this Agreement or in any way obligate Lender to take any further or future action with respect thereto.  The Lender, in making any payment hereby authorized, may do so according to any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim.  The Lender, in performing any act hereunder, shall be the sole judge of whether Guarantor is required to perform the same under the terms of this Agreement.  The Lender is hereby authorized to charge any account of Guarantor maintained with Lender for the amount of such sums and amounts so expended.

Section 5.                  Special Provisions Re: Accounts.  (a) As of the time any Account owned by Guarantor becomes subject to the security interest provided for hereby, and at all times thereafter, Guarantor shall be deemed to have warranted as to each such Account that all warranties of Guarantor set forth in this Agreement are true and correct with respect to such Account; that such Account and all papers and documents relating thereto are genuine and in all respects what they purport to be; that such Account is valid and subsisting; that the amount of such Account represented as owing is the correct amount actually and unconditionally owing, except for normal cash discounts on normal trade terms in the ordinary course of business; that the amount of such Account represented as owing is not disputed and is not subject to any set-offs, credits, deductions or countercharges other than those arising in the ordinary course of Guarantor’s business which are disclosed to the Lender in writing promptly upon Guarantor becoming aware thereof; and, except as disclosed to the Lender in writing at or prior to the time such Account is created, that no surety bond was required or given in connection with such Account or the contracts or purchase orders out of which the same arose.

(b)                                      If any Account arises out of a contract with the United States of America, or any state or political subdivision thereof, or any department, agency or instrumentality of any of the foregoing, Guarantor agrees to promptly so notify the Lender and, at the request of the Lender or the Lender, execute whatever instruments and documents are required by the Lender in order that such Account shall be assigned to the Lender and that proper notice of such assignment shall be given under the federal Assignment of Claims Act (or any successor statute) or any similar state or local statute, as the case may be.

(c)                                      Unless and until an Event of Default has occurred and is continuing, any merchandise or other goods which are returned by a customer or account debtor or otherwise recovered may be resold by Guarantor in the ordinary course of its business as presently conducted in accordance with Section 7(b) hereof; and, during the existence of any Event of Default, such merchandise and other goods shall be set aside at the request of the Lender and held by Guarantor as trustee for the Lender and shall remain part of the Lender’ Collateral.  Unless and until an Event of Default has occurred and is continuing, Guarantor may settle and adjust disputes and claims with its customers and account debtors, handle returns and recoveries, and grant discounts, credits, and allowances in the ordinary course of its business as presently conducted for amounts and on terms which Guarantor in good faith considers advisable; and, during the existence of any Event of Default, at the Lender’s request, Guarantor shall notify the Lender promptly of all returns and recoveries and, on the Lender’s request, deliver any such merchandise or other goods to the Lender.  During the existence of any Event of Default, at the Lender’s request, Guarantor shall also notify the Lender promptly of all disputes and claims and settle or adjust them at no expense to the Lender, but no discount, credit or allowance other than on normal trade terms in the ordinary course of business as presently conducted shall be granted to any customer or account debtor and no returns of merchandise or other goods shall be accepted by Guarantor without the Lender’s consent.  The Lender may, at all times during the existence of any Event of Default, settle or adjust disputes and claims directly with customers or account debtors for amounts and upon terms which the Lender considers advisable.

(d)                                      To the extent any Account or other item of Collateral is evidenced by an Instrument or tangible Chattel Paper, Guarantor shall cause such Instrument or tangible Chattel Paper to be pledged and delivered to the Lender; provided, however, that, prior to the existence of a Default or Event of Default and thereafter until otherwise required by the Lender, Guarantor shall not be required to deliver any such Instrument or tangible Chattel Paper if and only so long as the aggregate unpaid principal balance of all such Instruments and tangible Chattel Paper held by Guarantor and not delivered to the Lender hereunder is less than $25,000 at any one time outstanding.  Unless delivered to the Lender, all tangible Chattel Paper and Instruments shall contain a legend acceptable to the Lender indicating that such Chattel Paper or Instrument is subject to the security interest of the Lender contemplated by this Agreement.

Section 6. Collection of Accounts.  (a) Except as otherwise provided in this Agreement, Guarantor shall make collection of its Accounts and may use the same to carry on its business in accordance with sound business practice and otherwise subject to the terms hereof.

(b)                                      Upon the occurrence of any Default or Event of Default, whether or not the Lender has exercised any of its other rights under other provisions of this Section 6, in the event the Lender requests Guarantor to do so:

(i)                                     all Instruments and tangible Chattel Paper at any time constituting part of the Accounts (including any postdated checks) shall, upon receipt by Guarantor, be immediately endorsed to and deposited with Lender; and/or

(ii)                                  Guarantor shall instruct all customers and account debtors to remit all payments in respect of Accounts or any other Collateral to a lockbox or lockboxes under the sole custody and control of the Lender and which are maintained at one or more post offices selected by the Lender.

(c)                                      Upon the occurrence and during the continuation of any Default or Event of Default, whether or not the Lender has exercised any of its other rights under the other provisions of this Section 6, the Lender or its designee may notify Guarantor’s customers and account debtors at any time that Accounts have been assigned to the Lender or of the Lender’s security interest therein, and either in its own name, or Guarantor’s name, or both, demand, collect (including, without limitation, through a lockbox analogous to that described in Section 6(b)(ii) hereof), receive, receipt for, sue for, compound and give acquittance for any or all amounts due or to become due on Accounts, and in the Lender’s discretion file any claim or take any other action or proceeding which the Lender may deem necessary or appropriate to protect and realize upon the security interest of the Lender in the Accounts or any other Collateral.

(d)                                      Any proceeds of Accounts or other Collateral transmitted to or otherwise received by the Lender pursuant to any of the provisions of Sections 6(b) or 6(c) hereof may be handled and administered by the Lender in and through a remittance account or accounts maintained at the Lender or by the Lender at a commercial bank or banks selected by the Lender (collectively the “Depositary Banks” and individually a “Depositary Bank”), and Guarantor acknowledges that the maintenance of such remittance accounts by the Lender is solely for the Lender’s convenience and that Guarantor does not have any right, title or interest in such remittance accounts or any amounts at any time standing to the credit thereof.  The Lender may, after the occurrence and during the continuation of any Default or Event of Default, apply all or any part of any proceeds of Accounts or other Collateral received by it from any source to the payment of the Secured Obligations (whether or not then due and payable), such applications to be made in such amounts, in such manner and order, and at such intervals as the Lender may from time to time in its discretion determine, but not less often than once each week.  The Lender need not apply or give credit for any item included in proceeds of Accounts or other Collateral until the Depositary Bank has received final payment therefor at its office in cash or final solvent credits current at the site of deposit acceptable to the Lender and the Depositary Bank as such.  However, if the Lender does permit credit to be given for any item prior to a Depositary Bank receiving final payment therefor and such Depositary Bank fails to receive such final payment or an item is charged back to the Lender or any Depositary Bank for any reason, the Lender may at its election in either instance charge the amount of such item back against any such remittance accounts or any Deposit Account of Guarantor subject to the lien and security interest of this Agreement, together with interest thereon at the Default Rate.  Concurrently with each transmission of any proceeds of Accounts or other Collateral to any such remittance account, upon the Lender’s request, Guarantor shall furnish the Lender with a report in such form as Lender shall reasonably require identifying the particular Account or such other Collateral from which the same arises or relates.  Unless and until a Default or an Event of Default has occurred and is continuing, the Lender will release proceeds of Collateral which the Lender has not applied to the Secured Obligations as provided above from the remittance account from time to time after receipt thereof.  Guarantor hereby indemnifies the Lender from and against all liabilities, damages, losses, actions, claims, judgments, and all reasonable costs, expenses, charges, and attorneys’ fees suffered or incurred by Lender because of the maintenance of the foregoing arrangements; provided, however, that Guarantor shall not be required to indemnify Lender for any of the foregoing to the extent they arise solely from the gross negligence or willful misconduct of the person seeking to be indemnified.  The Lender shall have no liability or responsibility to Guarantor for the Lender or any Depositary Bank accepting any check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement whatsoever or be responsible for determining the correctness of any remittance.

Section 7.              Special Provisions Re:  Inventory and Equipment.  (a) Guarantor shall at its own cost and expense maintain, keep, and preserve its Inventory in good and merchantable condition and keep and preserve its Equipment in good repair, working order, and condition, ordinary wear and tear excepted, and, without limiting the foregoing, make all necessary and proper repairs, replacements, and additions to its Equipment so that the efficiency thereof shall be fully preserved and maintained.

(b)             Guarantor may, until an Event of Default has occurred and is continuing and thereafter until otherwise notified by the Lender, use, consume, sell, and lease the Inventory in the ordinary course of its business, but a sale in the ordinary course of business shall not under any circumstance include any transfer or sale in satisfaction, partial or complete, of a debt owing by Guarantor.

(c)             Guarantor may, until an Event of Default has occurred and is continuing and thereafter until otherwise notified by the Lender, sell Equipment to the extent permitted by the Credit Agreement.

(d)             As of the time any Inventory or Equipment of Guarantor becomes subject to the security interest provided for hereby and at all times thereafter, Guarantor shall be deemed to have warranted as to any and all of such Inventory and Equipment that all warranties of Guarantor set forth in this Agreement are true and correct with respect to such Inventory and Equipment; and that all of such Inventory and Equipment is located at a location set forth pursuant to Section 4(b) hereof.  Guarantor warrants and agrees that none of its Inventory is or will be consigned to any other person without the Lender’s prior written consent.

(e)             Upon the Lender’s request, Guarantor shall at its own cost and expense cause the lien of the Lender in and to any portion of the Collateral subject to a certificate of title law to be duly noted on such certificate of title or to be otherwise filed in such manner as is prescribed by law in order to perfect such lien and will cause all such certificates of title and evidences of lien to be deposited with the Lender.

(f)             Except for Equipment from time to time located on the real estate described on Schedule D attached hereto or as otherwise hereafter disclosed to the Lender and the Lender in writing, none of the Equipment is or will be attached to real estate in such a manner that the same may become a fixture.

(g)             If any of the Inventory is at any time evidenced by a document of title, such document shall be promptly delivered by Guarantor to the Lender.

Section 8.              Power of Attorney.  In addition to any other powers of attorney contained herein, Guarantor hereby appoints the Lender, its nominee, or any other person whom the Lender may designate as Guarantor’s attorney-in-fact, with full power and authority upon the occurrence and during the continuation of any Event of Default to sign Guarantor’s name on verifications of Accounts and other Collateral; to send requests for verification of Collateral to Guarantor’s customers, account debtors, and other obligors; to endorse Guarantor’s name on any checks, notes, acceptances, money orders, drafts, and any other forms of payment or security that may come into the Lender’s possession; to endorse the Collateral in blank or to the order of the Lender or its nominee; to sign Guarantor’s name on any invoice or bill of lading relating to any Collateral, on claims to enforce collection of any Collateral, on notices to and drafts against customers and account debtors and other obligors, on schedules and assignments of Collateral, on notices of assignment and on public records; to notify the post office authorities to change the address for delivery of Guarantor’s mail to an address designated by the Lender; to receive, open, and dispose of all mail addressed to Guarantor; and to do all things necessary to carry out this Agreement.  Guarantor hereby ratifies and approves all acts of any such attorney and agrees that neither the Lender nor any such attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than such person’s gross negligence or willful misconduct.  The foregoing powers of attorney, being coupled with an interest, are irrevocable until the Secured Obligations have been fully paid and satisfied and the commitments of the Lenders to extend credit to or for the account of the Borrower under the Credit Agreement have expired or otherwise terminated.

Section 9.              Defaults and Remedies.  (a) The occurrence of any event or the existence of any condition specified as an “Event of Default” under the Guaranty shall constitute an “Event of Default” hereunder.

(b)             Upon the occurrence and during the continuation of any Event of Default, the Lender shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further the Lender may, without demand and, to the extent permitted by applicable law, without advertisement, notice, hearing or process of law, all of which Guarantor hereby waives to the extent permitted by applicable law, at any time or times, sell and deliver any or all Collateral held by or for it at public or private sale, at any securities exchange or broker’s board or at the Lender’s office or elsewhere, for cash, upon credit or otherwise, at such prices and upon such terms as the Lender deems advisable, in its discretion.  In the exercise of any such remedies, the Lender may sell the Collateral as a unit even though the sales price thereof may be in excess of the amount remaining unpaid on the Secured Obligations.  In addition to all other sums due Lender hereunder, Guarantor shall pay the Lender all costs and expenses incurred by the Lender, including reasonable attorneys’ fees and court costs, in obtaining, liquidating or enforcing payment of Collateral or the Secured Obligations or in the prosecution or defense of any action or proceeding by or against Lender or Guarantor concerning any matter arising out of or connected with this Agreement or the Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code (or any successor statute).  Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to Guarantor in accordance with Section 13(b) hereof at least 10 days before the time of sale or other event giving rise to the requirement of such notice; provided, however, no notification need be given to Guarantor if Guarantor has signed, after an Event of Default hereunder has occurred, a statement renouncing any right to notification of sale or other intended disposition.  The Lender shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given.  Lender may be the purchaser at any such sale.  Guarantor hereby waives all of its rights of redemption from any such sale.  The Lender may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Lender may further postpone such sale by announcement made at such time and place.  The Lender has no obligation to prepare the Collateral for sale.  The Lender may sell or otherwise dispose of the Collateral without giving any warranties as to the Collateral or any part thereof, including disclaimers of any warranties of title or the like, and Guarantor acknowledges and agrees that the absence of such warranties shall not render the disposition commercially unreasonable.

(c)             Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Event of Default hereunder, in addition to all other rights provided herein or by law, (i) the Lender shall have the right to take physical possession of any and all of the Collateral and anything found therein, the right for that purpose to enter without legal process any premises where the Collateral may be found (provided such entry be done lawfully), and the right to maintain such possession on Guarantor’s premises (Guarantor hereby agreeing, to the extent it may lawfully do so, to lease such premises without cost or expense to the Lender or its designee if the Lender so requests) or to remove the Collateral or any part thereof to such other places as the Lender may desire, (ii) the Lender shall have the right to direct any intermediary at any time holding any Investment Property or other Collateral, or any issuer thereof, to deliver such Collateral or any part thereof to the Lender and/or to liquidate such Collateral or any part thereof and deliver the proceeds thereof to the Lender (including, without limitation, the right to deliver a notice of control with respect to any Collateral held in a securities account or commodities account and deliver all entitlement orders with respect thereto), (iii) the Lender shall have the right to exercise any and all rights with respect to all Deposit Accounts of Guarantor, including, without limitation, the right to direct the disposition of the funds in each Deposit Account and to collect, withdraw, and receive all amounts due or to become due or payable thereunder, and (iv) Guarantor shall, upon the Lender’s demand, promptly assemble the Collateral and make it available to the Lender at a place reasonably designated by the Lender.  If the Lender exercises its right to take possession of the Collateral, Guarantor shall also at its expense perform any and all other steps reasonably requested by the Lender to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Lender, appointing overseers for the Collateral and maintaining Collateral records.

(d)             Without in any way limiting the foregoing, Guarantor hereby grants to the Lender a royalty-free irrevocable license and right to use all of Guarantor’s patents, patent applications, patent licenses, trademarks, trademark registrations, trademark licenses, trade names, trade styles, and similar intangibles in connection with any foreclosure or other realization by the Lender or the Lender on all or any part of the Collateral to the extent permitted by law.  The license and right granted the Lender hereby shall be without any royalty or fee or charge whatsoever.

(f)             The powers conferred upon the Lender hereunder are solely to protect their interest in the Collateral and shall not impose on them any duty to exercise such powers.  The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equivalent to that which the Lender accords its own property, consisting of similar type assets.  This Agreement constitutes an assignment of rights only and not an assignment of any duties or obligations of Guarantor in any way related to the Collateral, and the Lender shall have no duty or obligation to discharge any such duty or obligation.  Neither Lender nor any party acting as attorney for Lender shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than such person’s gross negligence or willful misconduct.

(g)             Failure by the Lender to exercise any right, remedy or option under this Agreement or any other agreement between Guarantor and the Lender or provided by law, or delay by the

Lender in exercising the same, shall not operate as a waiver; and no waiver shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated.  The rights and remedies of the Lender under this Agreement shall be cumulative and not exclusive of any other right or remedy which Lender may have.  For purposes of this Agreement, an Event of Default shall be construed as continuing after its occurrence until the same is waived in writing by the Lender.

Section 10.               Application of Proceeds.  The proceeds and avails of the Collateral at any time received by the Lender upon the occurrence and during the continuation of any Event of Default shall, when received by the Lender in cash or its equivalent, be applied by the Lender in reduction of, or held as collateral security for, the Secured Obligations in accordance with the terms of the Credit Agreement.  The Borrower shall remain liable to the Lender for any deficiency.  Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Borrower or to whomsoever the Lender reasonably determines is lawfully entitled thereto.

Section 11.               Continuing Agreement.  This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Secured Obligations, both for principal and interest, have been fully paid and satisfied and the commitments of the Lender to extend credit to or for the account of the Borrower under the Credit Agreement have expired or otherwise terminated.  Upon such termination of this Agreement, the Lender shall, upon the request and at the expense of Guarantor, forthwith release its liens and security interests hereunder.

Section 12.               The Lender.  In acting under or by virtue of this Agreement, the Lender shall be entitled to all the rights, authority, privileges, and immunities provided in the Credit Agreement, all of which provisions of said Credit Agreement are incorporated by reference herein with the same force and effect as if set forth herein in their entirety.  The Lender hereby disclaims any representation or warranty to the Lender or any other holders of the Secured Obligations concerning the perfection of the liens and security interests granted hereunder or in the value of any of the Collateral.

Section 13.               Miscellaneous.  (a) This Agreement cannot be changed or terminated orally.  This Agreement shall create a continuing lien on and security interest in the Collateral and shall be binding upon Guarantor, its successors and assigns and shall inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and their successors and permitted assigns; provided, however, that Guarantor may not assign its rights or delegate its duties hereunder without the Lender’s prior written consent.  Without limiting the generality of the foregoing, and subject to the provisions of the Credit Agreement, Lender may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise.

(b)           Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below (or, if no such address is set forth below, at the address of Guarantor as shown on the records of the Lender), or such other address or telecopier number as such party may hereafter specify by notice to the other given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt.  Notices hereunder shall be addressed:

to Guarantor at:	to the Lender at

Advanced Life Sciences, Inc.	The Leaders Bank
1440 Davey Road	2001 York Road
Woodridge, Illinois 60517	Suite 150
Oak Brook, Illinois 60523

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section.

(c)             In the event and to the extent that any provision hereof shall be deemed to be invalid or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall to such extent be construed as not containing such provision, but only as to such jurisdictions where such law or interpretation is operative, and the invalidity or unenforceability of such provision shall not affect the validity of any remaining provisions hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.  Without limiting the generality of the foregoing, in the event that this Agreement shall be deemed to be invalid or otherwise unenforceable with respect to Guarantor, such invalidity or unenforceability shall not affect the validity of this Agreement with respect to Guarantor.

(d)             The lien and security interest herein created and provided for stand as direct and primary security for the Secured Obligations of the Guarantor arising under or otherwise relating to the Guaranty as well as for the other Secured Obligations secured hereby.  No application of any sums received by the Lender in respect of the Collateral or any disposition thereof to the reduction of the Secured Obligations or any part thereof shall in any manner entitle Guarantor to any right, title or interest in or to the Secured Obligations or any collateral or security therefor, whether by subrogation or otherwise, unless and until all Secured Obligations have been fully paid and satisfied and all commitments to extend credit to or for the account of the Borrower under the Credit Agreement have expired or otherwise terminated.  Guarantor acknowledges and agrees that the lien and security interest hereby created and provided are absolute and unconditional and shall not in any manner be affected or impaired by any acts of omissions whatsoever of Lender or any other holder of any Secured Obligations, and without limiting the generality of the foregoing, the lien and security interest hereof shall not be impaired by any acceptance by Lender or any other holder of any Secured Obligations of any other security for or guarantors upon any of the Secured Obligations or by any failure, neglect or omission on the part of Lender or any other holder of any of the Secured Obligations to realize upon or protect any of the Secured Obligations or any collateral or security therefor.  The lien and security interest hereof shall not in any manner be impaired or affected by (and the Lender, without notice to anyone, are hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any of the Secured Obligations or of any collateral or security therefor, or of any guaranty thereof, or of any instrument or agreement setting forth the terms and conditions pertaining to any of the foregoing.  The Lender may at its discretion at any time grant credit to the Borrower without notice to Guarantor in such amounts and on such terms as the Lender may elect without in any manner impairing the lien and security interest created and provided for.  In order to realize hereon and to exercise the rights granted the Lender hereunder and under applicable law, there shall be no obligation on the part of Lender or any other holder of any Secured Obligations at any time to first resort for payment to the Borrower or to any guaranty of the Secured Obligations or any portion thereof or to resort to any other collateral, security, property, liens or any other rights or remedies whatsoever, and the Lender shall have the right to enforce this Agreement against Guarantor or its Collateral irrespective of whether or not other proceedings or steps seeking resort to or realization upon or from any of the foregoing are pending.

(e)             This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each constituting an original, but all together one and the same instrument.  Guarantor acknowledges that this Agreement is and shall be effective upon its execution and delivery by Guarantor to the Lender, and it shall not be necessary for the Lender to execute this Agreement or any other acceptance hereof or otherwise to signify or express its acceptance hereof.

(f)             This Agreement shall be deemed to have been made in the State of Illinois and shall be governed by, and construed in accordance with, the laws of Illinois.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

(g)             Guarantor hereby submits to the non-exclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois state court sitting in DuPage County for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.  Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient form.  Guarantor and, by accepting the benefits of this Agreement, Lender hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, Guarantor has caused this Security Agreement to be duly executed and delivered as of the date first above written.

GUARANTOR

ADVANCED LIFE SCIENCES HOLDINGS, INC.

By:	/s/ John L. Flavin

Its:	President and Chief Financial Officer

Accepted and agreed to as of the date first above written.

THE LEADERS BANK

By:	/s/ John Prosia

Its:	Executive Vice President

SCHEDULE A

LOCATIONS

1440 Davey Drive
Woodridge, Illinois 60517

Organizational ID Number

SCHEDULE B

OTHER NAMES

A.                                   PRIOR LEGAL NAMES

None.

B.                                     TRADE NAMES

None.

SCHEDULE C

INTELLECTUAL PROPERTY RIGHTS

SCHEDULE D

REAL ESTATE LEGAL DESCRIPTIONS

None.

2

SCHEDULE E

COMMERCIAL TORT CLAIMS

[PLEASE PROVIDE LIST, IF ANY]